Exhibit 99.1

Federal Reserve Approves First Interstate BancSystem, Inc.’s Acquisition of Helena-based Mountain West Financial Corp.

COMPANY RELEASE — July 7, 2014

(BILLINGS, Mont. & HELENA, Mont.) First Interstate BancSystem, Inc. (NASDAQ: FIBK)(“First Interstate”),  parent company of First Interstate Bank, and Mountain West Financial Corp. (OTCBB: MTWF)(“Mountain West”), parent company of Mountain West Bank, National Association (“Mountain West Bank”),  announced today that the Federal Reserve has approved the application by First Interstate and Mountain West to complete the acquisition by merger of Mountain West by First Interstate, subject to a 15-day waiting period as required by the U.S. Department of Justice.

In order to coordinate an orderly completion of the merger transaction following the expiration of the waiting period, First Interstate and Mountain West have agreed upon a closing date for the merger of July 31, 2014, after the close of business. Subject to receipt of further regulatory approvals, the Company is targeting and expects the subsequent merger of Mountain West Bank into First Interstate Bank will occur on October 18, 2014.

Notice of Merger Consideration Election Statement Submission Deadline

As previously disclosed to the Mountain West stockholders in the merger agreement and related proxy statement/prospectus mailed to them in connection with the merger, Mountain West stockholders may elect — prior to the election deadline and subject to the other terms of the merger agreement — to receive for their shares of Mountain West common stock in the merger either all cash or all Class A common stock of First Interstate (in lieu of the cash and stock combination otherwise established for the merger consideration).  Pursuant to the merger agreement, electing Mountain West stockholders must submit to the exchange agent for the merger their election statements before 5:00 p.m., Mountain Time, on the date that is five business days prior to the closing date of the merger. Election statements and related submission instructions have been previously provided to the Mountain West stockholders.

In connection with the foregoing, notice is hereby given to the Mountain West stockholders that the election deadline to submit timely election statements to the exchange agent has been determined to be 5:00 p.m. ,Mountain Time, on July 24, 2014.  Each of First Interstate and Mountain West will also post the date of the election deadline on its web site.

About First Interstate BancSystem, Inc.

First Interstate is a financial services holding company, headquartered in Billings, Montana, with $7.6 billion in assets as of March 31, 2014.  It is the parent company of First Interstate Bank, a community bank operating 75 banking offices, along with online and mobile banking services, throughout Montana, Wyoming and South Dakota.  As a recognized leader in community banking services with 25 consecutive years of profitability, First Interstate’s culture is driven by strong family and corporate values, as well as a commitment to long-term organic growth, exemplary customer service, exceeding customer expectations through its products and services and supporting, with leadership and resources, the communities it serves.

About Mountain West Financial Corp.

Mountain West is a Helena, Montana-based bank holding company that operates one wholly-owned subsidiary bank, Mountain West Bank, which was founded in 1991.  As of December 31, 2013, Mountain West Bank had total assets of approximately $646 million.  Mountain West Bank operates 12 branches in five primary markets in Montana— Helena, Great Falls, Missoula, the Flathead Valley (Kalispell and Whitefish) and Bozeman.

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about First Interstate’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements, including the possibility that the merger and the subsequent bank merger may not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all.

All forward-looking statements attributable to First Interstate’s or the combined company’s or persons acting on First Interstate’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and First Interstate does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If First Interstate updates one or more forward-looking statements, no inference should be drawn that First Interstate will make additional updates with respect to those or other forward-looking statements.

Additional Information About the Merger and Where to Find it

First Interstate has filed with the Securities and Exchange Commission (the “SEC”) a proxy statement/prospectus and other relevant materials in connection with the merger, including the merger agreement.  The proxy statement/prospectus has been mailed to the shareholders of Mountain West.  First Interstate’s registration statement on Form S-4 has been declared effective, and on May 13, 2014, First Interstate was informed by Mountain West that, at its special meeting of stockholders held for the purpose on such date, the merger agreement and the merger to be effected pursuant thereto was approved by the Mountain West stockholders. Investors are urged to read the proxy statement/prospectus and the other relevant materials because they contain important information about Mountain West, First Interstate and the merger.

The proxy statement/prospectus and other relevant materials, and any other documents filed by First Interstate with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors may obtain free copies of the documents filed by First Interstate with the SEC by contacting Amy Anderson, First Interstate BancSystem, Inc., 401 N. 31st Street, Billings, MT, 59101; telephone 406-255-5390.

FIRST INTERSTATE BANCSYSTEM, INC. CONTACTS:

INVESTOR RELATIONS:
Marcy Mutch, Investor Relations Officer

406-255-5322

Investor.relations@fib.com

or

MEDIA:

Cynthia Lyle, Senior Vice President, Marketing Director

406-255-5337

cynthia.lyle@fib.com

MOUNTAIN WEST FINANCIAL CORP. CONTACT:

Rick Hart, President and CEO

1225 Cedar Street

Helena, MT 59601

406-422-1619

rickh@mtnwestbank.com